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                                  EXHIBIT 21.1
                      SUBSIDIARIES OF IMMERSION CORPORATION


Name                                    Jurisdiction of Incorporation
------------------------------------    -----------------------------
Cybernet Haptic Systems Corporation     Michigan
Haptic Technologies, Inc.               Montreal, Canada